Exhibit 99.1

Contacts:	Francesca Marraro (media relations)
(212) 857-5442
fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES THIRD QUARTER 2013

FINANCIAL AND OPERATING RESULTS

•                        Q3 revenue of $127.8 million; GAAP EPS of $0.13; Adjusted EPS of $0.20

•                        Nine-month revenue of $370.2 million; GAAP EPS of $0.32; Adjusted EPS of $0.55

•                        Revises 2013 Guidance

•                        Non-recurring charges result in EPS reduction of ($0.03) in Q3

IRVING, TX., November 8, 2013—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial and operating results for the third quarter of 2013.

Q3 2013 Financial Summary

For the quarter ended September 30, 2013, HMS reported revenue of $127.8 million, an increase of 12.8% compared to revenue of $113.2 million for the same period a year ago. Net income for the quarter was $11.5 million or $0.13 per fully diluted share compared to net income of $10.5 million or $0.12 per fully diluted share for the same period a year ago. Adjusted EPS for both the current and prior year quarter was $0.20.  The company also incurred $4.2 million in non-recurring legal and restructuring charges in the quarter, which has a $0.03 negative impact on both GAAP and adjusted EPS.

For the nine months ended September 30, 2013, HMS reported revenue of $370.2 million, an increase of 8.7% compared to revenue of $340.6 million for the same period a year ago. Net income for the nine months ended September 30, 2013 was $28.9 million or $0.32 per fully diluted share compared to net income of $30.5 million or $0.35 per fully diluted share for the same period a year ago. Adjusted EPS decreased 5.2% year over year to $0.55.

“Our third quarter results demonstrate a continued resumption of growth across our products and markets as we and our clients prepare for full implementation of the ACA in 2014,” said Bill Lucia, Chief Executive Officer. “While this translates to year over year improvements in our performance, it is clear that our full year growth will not be as strong as we had anticipated. As a result, we are tightening 2013 revenue guidance to the lower end of our original guidance of $495.0 to $525.0 million to a range of $495.0 to $510.0 million. Due to lower than anticipated revenues and certain one-time charges in the quarter, we are also revising fully diluted GAAP EPS to $0.44-$0.51 from $0.57-$0.63 and adjusted EPS to $0.75- $0.82 from $0.89-$0.95.”

Lucia added, “HMS would typically provide initial 2014 guidance this quarter. However, the impending Medicare RAC procurement and the ongoing audit scope and rule changes by CMS create a wide range of negative outcomes with probabilities that are so varied that we cannot provide meaningful guidance for 2014 until CMS has clarified its intentions related to the Medicare RAC procurement and program.  We now expect to provide full year guidance at the time of our February 2014 earnings call.”

“The Medicare RAC contract aside, we expect that 2014 will bring sizeable and long-term opportunities to our business,” remarked Lucia. “We believe that the ACA-driven growth in Medicaid and managed care programs, as well as our increasing presence in the commercial market, position us for a return to robust growth and enhanced profitability across the core of our business.”

Webcast and Conference Call Information

HMS will report its third quarter 2013 financial and operating results at 9:00 a.m. ET on Friday, November 8, 2013.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at (877) 303-7208.  International participants can listen to the call at (224) 357-2389.

The webcast will be archived on the website at http://investor.hms.com/events.cfm. Individuals can listen to the replay at (855) 859-2056.  International participants can listen to the replay at (404) 537-3406.  The passcode is 75822320. The replay will be available at Noon ET on November 8 through 11:59 p.m. ET on November 15, 2013.

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The HMS Form 10-Q for the quarter ended September 30, 2013 will be filed and available on our website at http://investor.hms.com on or about November 12, 2013, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5100.

About HMS Holdings Corp.

HMS Holdings Corp., through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS’s clients include health and human services programs in more than 40 states; commercial payers, including group health plans, Medicare Advantage Plans, more than 150 Medicaid managed care plans, and employers; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the company’s services, clients recovered $3.2 billion in 2012, and saved billions more through the prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes for these adjustments. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and those anticipated, estimated or projected. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to:  variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; the loss of one or more major clients, including through our failure to reprocure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability to continue to secure contracts through the competitive bidding process and to

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accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is available at www.hms.com under the “Investor Relations” tab.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Any forward-looking statements are made as of the date of this press release and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

( in thousands, except per share amounts)

( unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Revenue	$127,754	$113,217	$370,170	$340,600

Cost of services:
Compensation	48,007	40,170	138,023	119,489
Data processing	9,688	7,871	27,974	22,791
Occupancy	4,363	4,428	13,766	12,742
Direct project costs	10,790	14,530	36,329	40,573
Other operating costs	6,035	3,198	20,325	14,311
Amortization of acquisition related software and intangibles	7,899	8,149	24,587	24,447
Total cost of services	86,782	78,346	261,004	234,353

Selling, general & administrative expenses	19,689	14,158	52,249	43,897
Total operating expenses	106,471	92,504	313,253	278,250
Operating income	21,283	20,713	56,917	62,350

Interest expense	(2,318)	(4,125)	(10,097)	(12,488)
Other income, net	—	27	799	346
Interest income	18	13	36	17
Income before income taxes	18,983	16,628	47,655	50,225
Income taxes	7,475	6,121	18,751	19,695

Net income and comprehensive income	$11,508	$10,507	$28,904	$30,530

Basic income per common share:
Net income per share -basic	$0.13	$0.12	$0.33	$0.35

Weighted average common shares outstanding, basic	87,830	86,405	87,551	86,010

Diluted income per share:
Net income per share- diluted	$0.13	$0.12	$0.32	$0.35

Weighted average common shares outstanding, diluted	89,167	88,744	88,998	88,399

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

( in thousands, except per share and per share  amounts)

( unaudited)

	September 30,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$109,375	$135,227
Short-term investments	21,460	—
Accounts receivable, net of allowance for doubtful accounts of $1,172 and $830, respectively and estimated allowance for appeals of $12,518 and $6,985 at September 30, 2013 and December 31, 2012, respectively	168,011	153,014
Prepaid expenses	13,108	14,283
Prepaid income taxes	994	—
Current portion of deferred financing costs	—	3,336
Other current assets	406	317
Total current assets	313,354	306,177

Property and equipment, net	126,093	129,327
Goodwill	361,468	361,468
Intangible assets, net	100,502	119,119
Deferred financing costs	9,562	5,867
Other assets	4,472	3,988
Total assets	$915,451	$925,946

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$45,426	$40,867
Acquisition related contingent consideration	435	425
Current portion of term loan	—	35,000
Deferred tax liabilities	2,310	2,398
Estimated liability for appeals	27,484	21,787
Total current liabilities	75,655	100,477

Long-term liabilities:
Deferred rent	754	500
Acquisition related contingent consideration	498	485
Term loan	—	297,500
Revolving debt	267,796	—
Other liabilities	4,469	3,305
Deferred tax liabilities	54,715	60,805
Total long-term liabilities	328,232	362,595
Total liabilities	403,887	463,072

Shareholders’ equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $.01 par value; 125,000,000 shares authorized; 93,358,890 shares issued and 87,934,043 shares outstanding at September 30, 2013; 92,374,539 shares issued and 86,949,692 shares outstanding at December 31, 2012	932	923
Capital in excess of par value	291,739	271,962
Retained earnings	238,907	210,003
Treasury stock, at cost; 5,424,847 shares at September 30, 2013 and at December 31, 2012	(20,014)	(20,014)
Total shareholders’ equity	511,564	462,874
Total liabilities and shareholders’ equity	$915,451	$925,946

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

( in thousands)

( unaudited)

	Nine months ended September 30,
	2013	2012
Operating activities:
Net income	$28,904	$30,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	44,315	40,840
Stock-based compensation expense	8,749	10,194
Excess tax benefit from exercised stock options	(5,154)	(11,859)
Deferred income taxes	(6,178)	(5,772)
Increase in allowance for doubtful debts	5,876	2,174
Change in fair value of contingent consideration	23	(2,300)
Loss on disposal of fixed assets	186	62
Changes in operating assets and liabilities:
Accounts receivable	(20,873)	(16,136)
Prepaid expenses	1,175	(4,926)
Prepaid income taxes	4,160	4,810
Other current assets	(89)	550
Other assets	16	(88)
Accounts payable, accrued expenses and other liabilities	8,397	(4,862)
Estimated liability for appeals	5,697	10,613
Net cash provided by operating activities	75,204	53,830

Investing activities:
Proceeds from redemption of certificate of deposit	—	4,809
Purchase of short-term investments	(21,460)	—
Purchases of property and equipment	(18,272)	(18,541)
Investment in common stock	(500)	(3,024)
Acquisitions, net	—	(1,605)
Investment in capitalized software	(2,951)	(1,559)
Net cash used in investing activities	(43,183)	(19,920)

Financing activities:
Financing related to revolving debt	(7,619)	—
Repayment of term loan	—	(13,125)
Repayment of revolving debt	(60,000)	—
Purchases of treasury stock	—	(10,617)
Payments on contingent consideration	—	(250)
Payments on capital lease obligations	(1,291)	(692)
Proceeds from exercise of stock options	7,381	10,991
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,498)	(1,127)
Excess tax benefit from exercised stock options	5,154	11,859
Net cash used in financing activities	(57,873)	(2,961)
Net (decrease)/increase in cash and cash equivalents	(25,852)	30,949
Cash and cash equivalents at beginning of period	135,227	97,003
Cash and cash equivalents at the end of period	109,375	127,952

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$24,090	$20,145
Cash paid for interest	$7,666	$10,093
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$1,040	$267
Equipment purchased through capital leases	$2,401	$1,693

HMS HOLDINGS CORP. AND SUBSIDIARIES

( in thousands, except per share amounts)

( unaudited)

Reconciliation of Net income to EBITDA  and adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense (adjusted EBITDA) was $37.8 million for the third quarter of 2013, a increase of 2.5% over the same period a year ago. Adjusted EBITDA for the first nine months of 2013 was 108.2 million, a decrease of 2.4% over the same period a year ago.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$11,508	$10,507	$28,904	$30,530

Net interest expense	2,300	4,112	10,061	12,471
Income taxes	7,475	6,121	18,751	19,695
Depreciation and amortization, net of deferred financing costs, included in net interest expense	13,916	13,060	41,759	38,047
Earnings before interest, taxes, depreciation and amortization (EBITDA)	35,199	33,800	99,475	100,743
Stock-based compensation expense	2,627	3,099	8,749	10,194
Adjusted EBITDA	$37,826	$36,899	$108,224	$110,937

Reconciliation of Net income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes (adjusted EPS) was $0.20 for the third quarter of 2013, no change over the same period a year ago. Adjusted EPS for the first nine months of 2013 was $0.55, a decrease of 5.2% over the first nine months of 2012.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$11,508	$10,507	$28,904	$30,530

Stock-based compensation expense, net of tax	1,592	1,959	5,311	6,198
Amortization of intangibles, net of tax	4,787	5,150	14,924	14,864
Subtotal	$17,887	$17,616	$49,139	$51,592

Weighted average common shares, diluted	89,167	88,744	88,998	88,399

Diluted GAAP EPS	$0.13	$0.12	$0.32	$0.35
Diluted adjusted EPS	$0.20	$0.20	$0.55	$0.58